AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1998
                                                        REGISTRATION NO. 333-



                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                             CB BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)


                HAWAII                             99-0197163
       (State of Incorporation)       (I.R.S. Employer Identification Number)


                             201 Merchant Street
                           Honolulu, Hawaii  96813
                               (808) 535-2500


                 CB BANCSHARES, INC. STOCK COMPENSATION PLAN
                          (Full title of the plan)


                                James H. Kamo
                            Chairman of the Board
                             CB Bancshares, Inc.
                             201 Merchant Street
                           Honolulu, Hawaii  96813
                               (808) 535-2500
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

Copies to:

Gerald I. Fujita, Esq.                 Dennis J. Fogland, Esq.
201 Merchant Street, Suite 902         Baird Holm Law Firm
Honolulu, Hawaii 96813                 1500 Woodmen Tower
                                       Omaha, Nebraska 68102

CALCULATION OF REGISTRATION FEE

TITLE OF             AMOUNT TO      PROPOSED      PROPOSED      AMOUNT OF
SECURITIES           BE             MAXIMUM       MAXIMUM       REGISTRATION
TO BE                REGISTERED     OFFERING      AGGREGATE     FEE
REGISTERED                          PRICE PER     OFFERING
                                    SHARE (2)     PRICE (2)
Stock Options and    399,000        $34.03        $13,577,646   $2,715.53
Common Stock
(par value $1.00)(1)


(1) Includes one attached Common Stock Right under CB Bancshares, Inc. Shareholder Rights Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price for the unissued stock options are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on September 23, 1998. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the registration fee:

TITLE OF SHARES                        NUMBER OF    OFFERING      AGGREGATE
                                       SHARES       PRICE PER     OFFERING
                                                    SHARE         PRICE
Shares issuable pursuant to            146,200      $38.61        $5,644,782
outstanding stock options pursuant
to the Stock Compensation Plan

Shares issuable pursuant to unissued   252,800      $31.38        $7,932,864
stock options pursuant to the Stock
Compensation Plan

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by CB Bancshares, Inc. (the "Company") with the Securities and Exchange Commission ("Commission") are incorporated by reference into this Registration Statement:

(a) The Company's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

(c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 415-5 of the Hawaii Revised Statutes provides that a corporation has the power to indemnify any person who is or was an agent of the corporation against certain litigation expenditures. "Agent" includes a director, officer, employee or other agent of the corporation; a person serving at the corporation's request as a director, officer, employee or other agent of any entity; and a director, officer, employee or agent of certain predecessor entities. The statute permits corporations to indemnify a present or former agent against expenses (and, where the action is not brought by or in the right of the corporation, against judgments, fines, settlements and other amounts) actually and reasonably incurred by such person in connection with any proceeding to which that person was or is a party or is threatened to be made a party. However, the person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. In addition, in the case of a criminal proceeding, the person must have had no reasonable cause to believe the person's conduct was unlawful. In the case of a proceeding that was not brought by or in the right of the corporation, termination of the proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere does not, of itself, create a presumption that the present or former agent failed to satisfy the foregoing standards. In an action brought by or in the right of the corporation, a corporation has the power to indemnify present and former agents against expenses actually and reasonably incurred in the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

However, no indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in performing the person's duty to the corporation, unless the court in which the action was brought determines in view of all the circumstances that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent an agent is ultimately successful on the merits or otherwise in defense of any proceeding (whether or not the proceeding was brought by or in the right of the corporation), or in defending any claim, issue or matter therein, the agent shall be indemnified by the corporation against expenses actually and reasonably incurred by the agent in connection therewith.

Indemnification pursuant to Section 415-5 requires a determination in the specific case that the agent satisfied the applicable standard of conduct.
That determination may be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or if a quorum is not obtainable by independent legal counsel. Such a determination may also be made by stockholders, or by the court in which the proceeding is or was pending. Expenses incurred in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding if the agent agrees to repay such amount, unless it is ultimately determined that the agent is entitled to be indemnified by the corporation.

Indemnification pursuant to Section 415-5 is not exclusive of any other rights to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise and shall continue if the person ceases to be an agent of the corporation. Furthermore, a corporation has the power to purchase and maintain insurance on behalf of any agent of the corporation, against any liability asserted against or incurred by the agent in any such capacity regardless of whether or not the corporation would have the power to indemnify the agent. Section 415-5 does not apply to proceedings against fiduciaries of employee benefit plans in that capacity even though the fiduciary may also be an agent of the employer corporation.

In addition, Article XVIII, Section 2, of the Company's Bylaws provides that every director and officer of the Company shall be indemnified by the Company against all reasonable costs, expenses, and liabilities (including counsel fees) actually or necessarily incurred by him in connection with claims or proceedings of any nature in which he may be involved as a party or otherwise by reason of his being or having been a director or officer, whether or not he continues to be such director or officer at the time of the incurring of such costs, expenses, or liabilities, except in relation to matters as to which he shall be finally adjudged to be liable for willful misconduct or willful neglect toward the company in the performance of his duties as such director or officer. As to whether or not a director or officer was liable by reason of willful misconduct or willful neglect toward the corporation in the performance of his duties as such director or officer, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each director and officer may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors.

Pursuant to the authority granted by Section 415-5, Hawaii Revised Statutes, the Company maintains a liability and indemnification policy in the amount of $10,000,000 for a period extending through May 1, 1999, issued by Executive Risk Indemnity, covering all officers and directors of the Company at a current annual expense of approximately $130,000.

EXHIBITS

EXHIBIT NUMBER           DESCRIPTION

5.1 Opinion of Gerald I. Fujita, Esq., with respect to the legality of the shares being registered

5.2 Opinion of Baird Holm Law Firm with respect to the legality of the shares being registered

23.1                     Consent of Grant Thornton LLP

23.2                     Consent of Gerald I. Fujita, Esq. is contained in
                         Exhibit 5.1 to this Registration Statement

23.3                     Consent of Baird Holm Law Firm is contained in Exhibit
                         5.2 to this Registration Statement

24.1                     Power of Attorney is contained on the signature pages

99.1 CB Bancshares, Inc. Stock Compensation Plan, as amended


UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendments thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, September 28, 1998.


                                      CB BANCSHARES, INC.



                                      By /s/ Ronald K. Migita
                                         Ronald K. Migita
                                         President and Chief Executive Officer

POWER OF ATTORNEY


KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Kamo and Ronald K. Migita, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                       TITLE                      DATE


/s/ James H. Kamo               Chairman of the Board      September 28, 1998
James H. Kamo                   of Directors



/s/ Ronald K. Migita            President, Chief           September 28, 1998
Ronald K. Migita                Executive Officer and
                                Director (PRINCIPAL
                                EXECUTIVE OFFICER)

/s/ Daniel Motohiro             Senior Vice President,     September 28, 1998
Daniel Motohiro                 Chief Financial Officer
                                and Treasurer (PRINCIPAL
                                FINANCIAL AND ACCOUNTING
                                OFFICER)

/s/ Donald J. Andres            Director                   September 28, 1998
Donald J. Andres



/s/ Tomio Fuchu                 Director                   September 28, 1998
Tomio Fuchu



/s/ Larry K. Matsuo             Director                   September 28, 1998
Larry K. Matsuo

/s/ Caryn S. Morita             Director                   September 28, 1998
Caryn S. Morita



/s/ Hiroshi Sakai               Director                   September 28, 1998
Hiroshi Sakai



____________________________    Director                   September 28, 1998
Yoshiki Takada



/s/ Lionel Y. Tokioka           Director                   September 28, 1998
Lionel Y. Tokioka



/s/ H. Clifton Whiteman         Director                   September 28, 1998
H. Clifton Whiteman

EXHIBIT NUMBER           DESCRIPTION

5.1 Opinion of Gerald I. Fujita, Esq., with respect to the legality of the shares being registered

5.2 Opinion of Baird Holm Law Firm with respect to the legality of the shares being registered

23.1                     Consent of Grant Thornton LLP

23.2                     Consent of Gerald I. Fujita, Esq. is contained in
                         Exhibit 5.1 to this Registration Statement

23.3                     Consent of Baird Holm Law Firm is contained in Exhibit
                         5.2 to this Registration Statement

24.1                     Power of Attorney is contained on the signature pages

99.1 CB Bancshares, Inc. Stock Compensation Plan, as amended

EXHIBIT 5.1

                              GERALD I. FUJITA
                               ATTORNEY AT LAW
                          902 CITY FINANCIAL TOWER
                             201 MERCHANT STREET
                           HONOLULU, HAWAII  96813
                          TELEPHONE: (808) 531-4171


                             September 28, 1998


CB Bancshares, Inc.
201 Merchant Street
Honolulu, Hawaii  96813

Gentlemen:

     Reference is made to the Registration Statement on Form S-8 filed by CB Bancshares, Inc. (the "Company") on September 28, 1998 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 399,000 shares of the Company's common stock $1.00 par value (the "Shares"), for issuance to optionees under the CB Bancshares, Inc. Stock Compensation Plan (the "Plan"). In rendering the opinions set forth herein, I have examined such corporate records of the Company, such laws and such other information as I have deemed relevant, including the Company's Articles of Incorporation and By-Laws, as amended and currently in effect, the resolutions adopted by the Company's Board of Directors relating to the Plan, and statements received from officers and representatives of the Company. My opinion does not address any tax issues relating to the Plan or the issuance of securities or options thereunder. In delivering this opinion, I assumed: the genuineness of all signatures; the authenticity of all documents submitted as originals; the conformity to the originals of all documents submitted as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

     Based only on the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing under the laws of the State of Hawaii; and

     2. The Shares to be issued by the Company pursuant to the Registration Statement, when issued by the Company in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Sincerely,

                                      /s/Gerald I. Fujita
                                      Gerald I. Fujita

EXHIBIT 5.2


                                  BAIRD HOLM
                               ATTORNEYS AT LAW
                              1500 WOODMEN TOWER
                            OMAHA, NEBRASKA  68102


                              September 28, 1998


CB Bancshares, Inc.
201 Merchant Street
Honolulu, Hawaii  96813

Gentlemen:

     Reference is made to the Registration Statement on Form S-8 filed by CB Bancshares, Inc. (the "Company") on September 28, 1998 (the "Registration Statement") with the Securities and Exchange Commission (the"SEC")under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 399,000 shares of the Company's common stock $1.00 par value (the "Shares"), for issuance to optionees under the CB Bancshares, Inc. Stock Compensation Plan (the "Plan"). In rendering the opinion set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation and By-Laws, as amended and currently in effect and the resolutions adopted by the Company's Board of Directors relating to the Plan. Our opinion does not address any tax issues relating to the Plan or the issuance of securities or options thereunder. In delivering this opinion, we assumed: the genuineness of all signatures; the authenticity of all documents submitted as originals; the conformity to the originals of all documents submitted as certified, photostatic or conformed copies; and the authenticity of the originals of all such latter documents. In addition, we have relied on the opinion of Gerald I. Fujita, Esq. as to matters of Hawaii Law.

     Based only on the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing under the laws of the State of Hawaii; and

     2. The Shares to be issued by the Company pursuant to the Registration Statement, when issued by the Company in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Yours very truly,

                                      /s/BAIRD HOLM LAW FIRM
                                      BAIRD HOLM LAW FIRM

EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 28, 1998 accompanying the consolidated financial statements of CB Bancshares, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 1997 which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


GRANT THORNTON LLP


Honolulu, Hawaii
September 28, 1998

EXHIBIT 23.2


Consent of Gerald I. Fujita, Esq. is contained in Exhibit 5.1 to this Registration Statement.


EXHIBIT 23.3


Consent of Baird Holm Law Firm is contained in Exhibit 5.2 to this Registration Statement.

EXHIBIT 99.1


                             CB BANCSHARES, INC.
                           STOCK COMPENSATION PLAN


1. Definitions. For purposes of this Plan, the following terms have the meanings set forth below:

    "Award" means an Option, a Stock Grant, or a Stock Appreciation Right granted to an employee pursuant to this Plan.

    "Award Agreement" means an agreement, between the Company and an employee to whom an Award has been granted, that sets forth the terms, conditions, limitations and performance standards applicable to an Award.

    "Board of Directors" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means the Compensation Committee of the Board of Directors or other committee established by the Board of Directors from time to time to administer this Plan.

    "Common Stock" means the shares of common stock, par value $1.00 per share, of the Company.

    "Company" means CB Bancshares, Inc., a Hawaii corporation, and any successor organization.

    "Disability" means an employee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less the 12 months, or any successor definition of the term "Permanent and Total Disability" under
Section 22(e)(3) of the Code.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fair Market Value", on any date, means (i) if the Common Stock is listed on a securities exchange or is traded over the NASDAQ National Market System, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the NASDAQ National Market System, the mean between the bid and offered prices as quoted by the National Association of Securities Dealers through NASDAQ for such date, provided that if it is determined that the fair market value is not properly reflected by such NASDAQ quotations, fair market value will be determined by such other method as the Committee determines in good faith to be reasonable.

    "Incentive Stock Option" means any Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

    "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

    "Option" means any option to purchase shares of Common Stock, granted pursuant to this Plan.

    "Plan" means the CB Bancshares, Inc. Stock Compensation Plan, as amended from time to time.

    "Stock Appreciation Right" or "SAR" means a right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value on the date of the Grant of the Stock Appreciation Right, as set forth in the applicable Award Agreement.

    "Stock Grant" means an Award of a specified number of shares of Common Stock, or of Common Stock having a specified or determinable Fair Market Value, the receipt or vesting of which may be subject to conditions prescribed by the Committee and set forth in the Award Agreement; such conditions may include, but shall not be limited to service with the Company, achievement of specific business objectives, increases in specified indices, and other comparable measurements of Company or individual performance.

2. Purpose. This Plan is intended to promote the interests of the Company and its subsidiaries by providing to employees (including officers and other key employees) of the Company and its subsidiaries an additional incentive, by encouraging stock ownership by employees, by increasing such employees' proprietary interest in the success of the Company and its subsidiaries and by encouraging such employees to remain in the employ of the Company and its subsidiaries.

3. Shares Subject to Plan. Subject to the provisions of Section 15 of this Plan, the maximum number of shares with respect to which Awards may be granted under this Plan is 250,000 shares of Common Stock, no more than five percent (5%) of which may be issued in any one calendar year to any one participant under this Plan. These shares of Common Stock may be either authorized and unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Company. In the event any Award granted under this Plan expires or terminates for any reason without having been exercised in full, the shares covered by those expired or terminated Awards will be added to the shares otherwise available for Awards.

4. Administration of this Plan. This Plan will be administered by the Committee, which will be comprised solely of two or more Disinterested Persons who will be appointed by the Board of Directors and who will serve at the pleasure of the Board. ("Disinterested Person" is a person satisfying the requirements of Sections 162(m)(4)(C)(i) of the Code and Rule 16b-3(c)(2)(i) under the Exchange Act.) In particular, the Committee has the authority:

    (a) to select the employees (including officers and other key employees) to whom Awards from time to time may be granted under this Plan;

    (b) to determine whether and to what extent various types of Awards are to be granted under this Plan;

    (c) to determine the number of shares to be covered by each such Award granted under this Plan;

    (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder, including but not limited to, the share price and any restriction or limitation, any performance goals to be employed in prescribing the terms and conditions of Awards, or any vesting acceleration of forfeiture waiver regarding any Award and/or the shares of Common Stock relating thereto, based on such factors as the Committee determines in its sole discretion; and

    (e) to determine whether and under what circumstances an Option may be exercised without a payment of cash.

The Committee has the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan from time to time as it deems advisable, to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreements relating thereto) and otherwise to supervise the administration of this Plan. All decisions made by the Committee pursuant to the provisions of this Plan will be final and binding on all persons, including the Company and participants.

5. Participants. The Committee may grant Awards under this Plan to any employee, including officers and other key employees, of the Company or any of its subsidiaries, selected by the Committee in its discretion. In granting Awards, the Committee may take into account the duties of the respective employees, their present and potential contribution to the success of the Company, their compensation and such other factors as the Committee deems relevant to accomplish the purposes of this Plan. So long as the grantee of an Award continues to be an employee of the Company or one or more of its subsidiaries, his Award will not be affected by any change of duties or position.

6.  Options

    A. Grant of Options; Exercise Price. Options granted under this Plan may be either Incentive Stock Options or Non-Qualified Stock Options. The Committee has the authority to grant any participant Incentive Stock Options, Non-Qualified Stock Options, or both types of Options. To the extent any Option does not qualify as an Incentive Stock Option, it will constitute a separate Non-Qualified Stock Option. Each Award Agreement relating to an Option will specify the number of shares subject to Incentive Stock Options and/or the number of shares subject to Non-Qualified Stock Options. To the extent Options granted under this Plan are Incentive Stock Options, the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year under this Plan (and any other incentive stock option plan of the Company and any parent or subsidiary corporation or predecessor corporation) may not exceed $100,000.

    The exercise price per share of the shares of Common Stock which will be issuable upon the exercise of an Option granted pursuant to this Plan will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Option is granted. Notwithstanding the foregoing, if the individual to whom an Option which is an Incentive Stock Option is granted owns (actually or constructively pursuant to Section 424(d) of the Code) stock constituting in excess of ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries issued and outstanding on the date the Option is grants, the exercise price will be not less the one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date the Option is granted.

    B. Term of Options. The Committee will determine in its discretion the period or periods during which the Options will be exercisable, whether in whole or in part. Notwithstanding the foregoing or any other provision of this Plan, no Option will be exercisable (i) prior to the first anniversary of the date of grant, or (ii) more than ten (10) years after the date of the grant, except that if the Option is an Incentive Stock Option and the optionee, at the time the Option is granted, owns (actually or constructively pursuant to Section 424(d) of the Code) stock which constitutes in excess of ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation issued and outstanding on the date the Option is granted, the Option will not be exercisable more than five
(5) years after the date of the grant.

    All Options are subject to termination as provided in Section 6.D, below.

    C. Exercise of Options; Payment for Shares. Except as otherwise provided in this Plan, each Option granted under this Plan will be exercisable, in such installments as the Committee in its discretion determines, by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee prescribes. Options granted under this Plan may be exercised from time to time as to all or part of the shares of Common Stock as to which such Options are then exercisable.

    Payment for shares of Common Stock purchased upon exercise of an Option will be in cash, payable in such manner as will be acceptable to the Company, or by delivery of a number of previously-owned shares of Common Stock having a Fair Market Value on the exercise date equal to the exercise price, or a combination thereof. No shares of Common Stock will be issued until full payment for the shares has been made.

    To the extent permitted under applicable laws and regulations, at the request of an optionee and with the consent of the Committee, the Company will cooperate in a "cashless exercise" of an Option. A cashless exercise may be effected by the optionee's delivering to a registered securities broker acceptable to the Committee instructions to sell a sufficient number of unrestricted shares of Common Stock to cover the costs and expenses associated with the exercise of the Option.

    D. Termination of Options. If an optionee's employment with the Company or any of its subsidiaries terminates, the optionee's Options will continue to be exercisable, to the extent they were exercisable on the date such employment terminated, for three (3) months after such termination, except that if an optionee's employment terminates because of the optionee's death or Disability, the optionee's Options will continue to be exercisable, to the extent they were exercisable on the date such employment terminated, for twelve (12) months after such termination; and, provided further, that in no event may any Option be exercisable after the end of the period determined by the Committee in accordance with paragraph B of this Section. Any exercise after the optionee's death may be made only by such optionee's estate or by his beneficiaries or distributees who will have acquired the right to exercise the Option. If an optionee's employment by the Company or any subsidiary terminates for any reason other than death or Disability, the optionee's Options will thereupon terminate, except that, unless otherwise determined by the Committee, such Options may be exercised, to the extent they were exercisable on the date such employment terminated, for the lesser of three months after such termination or the balance of the stated term of such Options. In addition to the foregoing, an Option will terminate automatically upon the exercise of a Stock Appreciation Right granted in tandem with such Option, as provided in Section 8, below.

7. Stock Grants. A Stock Grant shall consist of shares of Common Stock, to be transferred to the employee either immediately or upon the occurrence of some event, or the satisfaction of one or more performance standards, specified by the Committee and set forth in the Award Agreement. Such shares of Common Stock, when transferred, may remain subject to restrictions on transfer by the employee and/or forfeiture provisions (such Common Stock being referred to as "Restricted Stock"). The specific terms of any Stock Grant, and the conditions applicable to Restricted Stock, shall be determined by the Committee and set forth in the Award Agreement.

8.  Stock Appreciation Rights.

    A. Grant of Stock Appreciation Rights. The Committee has the authority to grant any participant Stock Appreciation Rights, including "tandem SARs" as described in paragraph E, below. Each Award Agreement relating to a Stock Appreciation Right will specify the number of shares of Common Stock with respect to which the participant may become entitled to receive payment.

    B. Term of Stock Appreciation Rights. Subject to paragraphs D and E, below, the Committee will determine in its discretion the period or periods during which SARs will be exercisable, whether in whole or in part. Notwithstanding the foregoing or any other provision of this Plan, no Stock Appreciation Right will be exercisable (i) prior to the first anniversary of the date of grant, or (ii) more than ten (10) years after the date of grant.

    C. Exercise of Stock Appreciation Rights. Except as otherwise provided in this Plan, each SAR granted under this Plan shall be exercisable, in such installments as the Committee shall in its discretion determine, by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee prescribes. Stock Appreciation Rights granted under this Plan may be exercised from time to time as to all or part of the number of shares of Common Stock as to which such SARs are then exercisable.

    D. Termination of Stock Appreciation Rights. Stock Appreciation Rights granted under this Plan shall terminate as provided in Section 6.D (with respect to Options) as if such SARs were Options.

    E. Tandem Stock Appreciation Rights. Stock Appreciation Rights granted under the Plan may be granted in tandem with one or more Options granted to the same participant, provided, however, that if such Option is an Incentive Stock
Option: (i) the amount payable upon exercise of the SAR cannot exceed the excess, if any, of the market price of the number of shares of Common Stock with respect to which the SAR is exercised on the date of such exercise over the exercise price of the Option with respect to the same number of shares;
(ii) the SAR may be transferred only when, and to the extent that, the Option may be transferred; and (iii) the SAR may be exercised only when, and to the extent that, the Option is eligible to be exercised. In addition to any other terms provided in the Award Agreement, a "tandem SAR" will terminate upon exercise of the related Option, to the extent of the number of shares of Common Stock for which the Option is exercised. Similarly, exercise of a "tandem
SAR" will cause the termination of the related Option, to the extent of the number of shares with respect to which the Stock Appreciation Right is exercised. Otherwise, except as provided in the Award Agreement in the case of a SAR granted in tandem with a Non-Qualified Stock Option, a "tandem SAR" will terminate at the same time as the related Option terminates.

9. Award Agreements. Unless otherwise determined by the Committee, each Award Agreement will provide that if the participant to whom the Award is granted does not remain in the employ of the Company or its subsidiaries for a period of one year from the date of grant of the Award, the participant will forfeit the right to exercise the Award (or forfeit the shares of restricted Common Stock granted to him), provided that the provisions of this Plan or any such Award Agreement will not be construed to confer upon any individual any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate a participant's employment at any time.

10. Restricted Stock Certificates. Upon the issuance of a certificate representing shares of Common Stock that are Restricted Stock, such certificate shall bear a legend giving appropriate notice of the restrictions to which such shares are subject. The Company (or, at the direction of the Committee, an escrow agent) shall hold such certificates, properly endorsed for transfer, for the benefit of the employee until such time as the applicable restrictions lapse or the Restricted Stock is forfeited, in either case in accordance with the Award Agreement.

11. Assignment. No Award will be assignable or transferable other than by will, or by the laws of descent and distribution. During the life of the employee to whom an Award is granted, all rights granted to the employee under this Plan will be exercisable only by him (or, in the event of his Disability, by his guardian or legal representative).

12. Withholding Taxes. Whenever under this Plan cash or shares of Common Stock are to be delivered upon exercise of any Award or the Company is otherwise required to withhold taxes (such as upon the vesting of Restricted Stock), the Company may require (as a condition of payment or delivery of the shares) that the optionee pay to the Company, or make an arrangement satisfactory to the Committee regarding the payment of, and amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related to the exercise. The obligations of the Company under this Plan are conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

     To the extent permitted under applicable laws and regulations, at the request of an employee and with the consent of the Committee, the Company will permit an employee to pay any applicable withholding taxes by delivering a sufficient number of previously-owned shares of Common Stock to the Company to satisfy such taxes or, upon an employee's request, by having the Company withhold the number of shares of Common Stock obtainable on the exercise of an Award which when valued at Fair Market Value (determined as of the day preceding the date of exercise) is equivalent to the minimum required withholding taxes due.

13. Amendment of this Plan; Modification of Awards. The Board of Directors may amend, alter or discontinue this Plan at any time and from time to time, but no amendment, alteration or discontinuation will be made which would impair the rights of an employee with respect to an Award which has been granted under this Plan, without the employee's consent, or which, without the approval of the Company's shareholders, would:

     (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of this Plan;

     (b) decrease the option price of any Option to less than 100% of the Fair Market Value on the date of grant;

     (c) change the employees or class of employees eligible to participate in this Plan; and

     (d) extend the maximum term of Options granted under Section 6 of this Plan.

     The Committee may amend the terms of any Award previously granted, but, subject to Section 4 above, no such amendment may impair the rights of any holder of an Award without the holder's consent.

     Subject to the above provisions, the Board of Directors has broad authority to amend this Plan to take into account changes in applicable tax laws and accounting rules, as well as other developments.

14. Registration. The Company will not be required, upon the exercise of any Award, to issue or deliver any shares of Common Stock prior to: (a) the completion of registration or other qualification of such shares or transaction under any state or federal law, rule or regulation, or any listing on any securities exchange, as the Company determines to be necessary or desirable, and (b) the receipt by the Company of such written representations or documentation as the Company deems necessary to establish compliance with all applicable laws, rules and regulations, including applicable federal and state securities laws and any listing requirements. All certificates for shares of Common Stock delivered under this Plan will subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under applicable federal and state securities laws and any listing requirements, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.  Changes in Capitalization; Reorganization.

     (a) The number of shares of Common Stock which may be subject to Awards under this Plan, the number of shares subject to Awards theretofore granted under this Plan, and the exercise price of Awards theretofore granted under this Plan will be adjusted proportionately for any increase or decrease in the number of issued shares by reason of stock dividends, split-ups, recapitalizations, or other capital adjustments; provided, however, that no adjustment shall be made, unless the Committee determines otherwise, if the aggregate effect of all such increases and decreases occurring in any fiscal year is to increase or decrease the number of issued shares by less than five percent (5%); provided further that any Awards permitting the purchase or delivery of fractional shares resulting from any such adjustment shall be eliminated; and provided further that all the foregoing is subject to Section
(b) below.

     (b) In the event (i) the Company is merged or consolidated with another corporation, and the Company is not the surviving corporation or the Company shall be the surviving corporation and there shall be any change in the Common Stock by reason of such merger or consolidation, or (ii) all or substantially all of the assets of the Company are acquired by another corporation or (iii) there is a reorganization or liquidation of the Company (each event described in clause (i), (ii), or (iii) being hereinafter referred to as a "Reorganization Event") or (iv) the Board of Directors of the Company shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions:

          (A) by written notice to each employee to whom an Award has been granted, provide that his Award will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its discretion) after the date of such notice; and

          (B) advance the dates upon which any or all outstanding Awards shall be exercisable.

     Whenever deemed appropriate by the Committee, any action referred to in this Subsection (b) may be made conditional upon the consummation of the applicable Reorganization Event.

     (c) Any adjustments or other action under this Section will be made by the Committee, whose determination as to what adjustments will be made or actions taken, and the extent thereof, will be final and binding.

16. No Rights as a Shareholder. No person exercising an Award will have any of the rights of a shareholder of the Company with respect to shares subject to an Award or until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 14 of this Plan, no adjustment will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

17. Nonuniform Determinations. The Committee's determinations under this Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under this Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make nonuniform and selective determinations, and to enter into nonuniform and selective Award Agreements, as to (a) the persons to receive Awards under this Plan, (b) the terms and provisions of Awards under this Plan, and (c) the exercise by the Committee of its discretion in respect of the exercise of Awards pursuant to the terms of this Plan.

18. Effective Date and Term of Plan. Unless otherwise terminated by the Company prior to such date, this Plan will terminate on December 31, 2003, and thereafter no Awards will be made under this Plan. Notwithstanding the foregoing, all Awards made under this Plan prior to such date will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of this Plan. The Plan was adopted by the Board of Directors of the Company on September 16, 1994 effective on that date, provided that no Award granted prior to approval of the Plan by the shareholders of the Company may be exercised until such approval occurs.